UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 8, 2017

The Spectranetics Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-19711	84-0997049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9965 Federal Drive
Colorado Springs, Colorado 80921
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (719) 633-8333

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of The Spectranetics Corporation, (the "Company") was held on June 8, 2017. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

Proposal 1. To elect two Class II directors to the Board of Directors to serve a three-year term until the 2020 Annual Meeting of Stockholders, or until their successors are elected and have been duly qualified:

	For	Withheld	Broker Non-Votes
Daniel A. Pelak	33,608,101	1,327,808	6,260,262
Maria Sainz	34,733,707	202,202	6,260,262

As a result of the foregoing, Mr. Pelak and Ms. Sainz were elected as Class II directors. Scott Drake, R. John Fletcher, William C. Jennings, B. Kristine Johnson, Joseph M. Ruggio, and Todd C. Schermerhorn continued their terms of office as directors after the meeting.

Proposal 2. To approve, on an advisory basis, the compensation of the Company’s named executive officers described in the Company's 2017 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
21,922,077	12,989,036	24,796	6,260,262

Proposal 3. To approve, on an advisory basis, the frequency of future advisory votes on executive compensation:

1 year	2 years	3 years	Abstain	Broker Non-Votes
33,658,588	1,146,310	92,246	38,765	6,260,262

Proposal 4. To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017:

For	Against	Abstain	Broker Non-Votes
41,147,360	27,002	21,809	—

As a result of the foregoing, Proposals 2 and 4 were approved by the Company’s stockholders by the required votes, and, with respect to Proposal 3 regarding the frequency of future advisory votes on executive compensation, the Company will hold an annual advisory vote on the compensation of named executive officers until the next advisory vote on this matter is held.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPECTRANETICS CORPORATION
(registrant)

Date:	June 14, 2017	By:	/s/ Paul Gardon
Paul Gardon
Senior Vice President, General Counsel and Corporate Secretary

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